UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ZAPATA CORPORATION
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ZAPATA CORPORATION ANNOUNCES DATE OF
2009 ANNUAL SHAREHOLDERS MEETING
ROCHESTER, N.Y. — June 22, 2009 — Zapata Corporation (NYSE: ZAP) announced today that its 2009 Annual Meeting of Stockholders will be held on July 9, 2009, at 10:00 a.m., local time, at The Del Monte Lodge, 41 North Main Street, Pittsford, NY, 14534. The Annual Meeting, initially scheduled to be held on June 3, 2009, was adjourned due to a lack of sufficient shares present to establish a quorum on the original meeting date.
The Company has filed a Supplement to Proxy Statement (the “Supplement”) and Amended Notice of Annual Meeting of Stockholders (“Amended Notice”) with the Securities and Exchange Commission. Stockholders are urged to read the Proxy Statement and the Supplement and Amended Notice which contain important information about the Annual Meeting and the proposals to be voted upon. Stockholders may view the Company’s Proxy Statement, the Supplement and Amended Notice over the Internet by accessing the Company’s website at www.zapatacorp.com under the heading “Annual Meeting Materials.”
About Zapata:
Zapata is a holding company which has approximately $153.9 million in consolidated cash, cash equivalents and short-term investments as of March 31, 2009 and owns 98% of Zap.Com Corporation (OTBB: ZPCM), which is a public shell company. The Company is currently searching for candidates for acquisition.
The Company makes certain reports available free of charge on its website at www.zapatacorp.com as soon as reasonably practicable after this information is electronically filed, or furnished to, the United States Securities and Exchange Commission.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management’s current expectations that are subject to risks, and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by forward-looking statements. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the risk that we may not be successful in identifying any suitable future acquisition opportunities and those factors listed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.
Contact:
Zapata Corporation
Leonard DiSalvo, CFO
585/242-8703
http://www.zapatacorp.com